Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Suke Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
		Underwritten Offering
Fees to be Paid	Equity	Ordinary Shares, $0.0001 par value (1)(2)(3)	457(a)	2,300,000	$6.00	$13,800,000	0.0001476	$2,036.88
	Other	Underwriter Warrants (4)	Other (4)			—
	Equity	Ordinary Shares, $0.0001 par value, issuable upon exercise of Underwriter Warrants (1)(2)(3)(5)(6)	457(a)	115,000	$7.20	$828,000	0.0001476	$122.21

		Selling Shareholders Offering
	Equity	Ordinary Shares, $0.0001 par value, registered on behalf of the selling shareholders (1)(3)(7)	457(a)	1,750,000	$6.00	$10,500,000	0.0001476	$1,549.80
	Total Offering Amounts					$25,128,000		$3,708.89
	Total Fees Previously Paid							$—
	Total Fee Offsets							—
	Net Fee Due							$3,708.89

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes the aggregate offering price of additional shares that the underwriters have a 45-day option to purchase to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Ordinary Shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(4)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	The Underwriter Warrant is exercisable for up to 5.0% of the aggregate number of Ordinary Shares sold in the offering at a per share exercise price equal to 120.0% of the public offering price of the Ordinary Shares in the primary offering.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.

(7)	Represents the 1,750,000 Ordinary Shares held by the selling shareholders named in the resale prospectus that is part of the registration statement to which this exhibit is attached.